UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2025

VERADIGM INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-32085	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 334-8534

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MDRX	N/A (OTC Expert Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 13, 2025, the board of directors (the “Board”) of Veradigm Inc. (the “Company”) approved, and on February 13, 2025, the Company and Broadridge Corporate Issuer Solutions, LLC, as rights agent (the “Rights Agent”), entered into, that certain Amendment No. 2 to Stockholder Rights Agreement (“Amendment No. 2”), and on February 20, 2025, the Board approved, and on February 20, 2025, the Company and the Rights Agent entered into, that certain Amendment No. 3 to Stockholder Rights Agreement (“Amendment No. 3”), each of which amends the Stockholder Rights Agreement, dated as of February 26, 2024 (the “Rights Agreement”), by and between the Company and the Rights Agent, as amended by that certain Amendment No. 1 to Stockholder Rights Agreement, dated as of May 10, 2024 (“Amendment No. 1”).

The Rights Agreement was originally entered into on February 26, 2024 and was scheduled to expire at the Close of Business (as defined in the Rights Agreement) on February 26, 2025. On May 10, 2024, the Company and the Rights Agent entered into Amendment No. 1, which amended and restated clause (iv) of the definition of “Beneficial Owner” under the Rights Agreement. On February 13, 2025, the Company and the Rights Agent entered into Amendment No. 2, which amended and restated the definition of “Passive Investor” under the Rights Agreement. On February 20, 2025, the Company and the Rights Agent entered into Amendment No. 3, which extended the Final Expiration Time (as defined in the Rights Agreement) to the Close of Business on August 20, 2025 and changed the Exercise Price (as defined in the Rights Agreement) for each one one-thousandth of a share of Series A Junior Participating Preferred Stock from $50.00 to $32.00 (and made other conforming changes to the Rights Agreement).

In light of certain factors, including (i) the ongoing audit of the Company’s 2022 financial statements, (ii) the fact that as a result of the 2022 audit and related restatement, the Company will not be current in its financial reporting for some time, (iii) the fact that the Common Stock remains delisted and tracking an accumulation of shares is particularly challenging for unlisted shares and (iv) the recent decrease in the price of Common Stock following the Company’s announcement of the termination of the exploration of strategic alternatives, the Board determined to extend the Rights Agreement based on its belief that the Company and its stockholders remain vulnerable to rapid and significant accumulation of Common Stock and derivative positions as well as a creeping acquisition of actual or de facto control, whereby an investor could acquire a substantial percentage of outstanding shares of Common Stock prior to making any public disclosure regarding its control intent and without paying a control premium. The Rights Agreement is intended to enable the Company’s stockholders to realize the full potential value of their investment in the Company and to protect the interests of the Company and its stockholders by reducing the likelihood that any person or group gains control of the Company through open market accumulation or other tactics without appropriately compensating all stockholders.

The foregoing description of the Rights Agreement, Amendment No. 1, Amendment No. 2 and Amendment No. 3 does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement, which is filed as Exhibit 4.1 to the Company’s Form 8-A filed on February 27, 2024, Amendment No. 1, which is filed as Exhibit 4.2 to the Company’s Form 8-K filed on May 10, 2024, Amendment No. 2, which is filed as Exhibit 4.3 to this Form 8-K, and Amendment No. 3, which is filed as Exhibit 4.4 to this Form 8-K, each of which is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

4.1	Stockholder Rights Agreement, dated as of February 26, 2024, by and between the Company and Broadridge Corporate Issuer Solutions, LLC, as rights agent (which includes the Form of Rights Certificate as Exhibit B thereto) (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-A, filed on February 27, 2024)

4.2	Amendment No. 1 to Stockholder Rights Agreement, dated as of May 10, 2024, by and between the Company and Broadridge Corporate Issuer Solutions, LLC, as rights agent (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K, filed on May 13, 2024)

4.3	Amendment No. 2 to Stockholder Rights Agreement, dated as of February 13, 2025, by and between the Company and Broadridge Corporate Issuer Solutions, LLC, as rights agent

4.4	Amendment No. 3 to Stockholder Rights Agreement, dated as of February 20, 2025, by and between the Company and Broadridge Corporate Issuer Solutions, LLC, as rights agent

99.1	Press Release issued by Veradigm Inc. on February 20, 2025 regarding Amendments to Stockholder Rights Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERADIGM INC.

Date: February 20, 2025

	By:	/s/ Eric Jacobson
	Name:	Eric Jacobson
	Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary